EXHIBIT 99.9(B)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 17 to the Registration Statement (File Nos. 33-34502 and 811-6102) (the "Registration Statement") of MFS Series Trust VI (the "Trust"), of my opinion dated February 23, 1998, appearing in Post-Effective Amendment No. 14 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on February 26, 1998.

                                         JAMES R. BORDEWICK, JR.
                                         -----------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
February 26, 2001